Exhibit 99.1

Sharing Economy International Inc.

Date of Agreement	Date of Issuance	Title of security	No. of Shares	Full Name of person or entity	33 Act	US PERSON	Consideration	Services
2018-04-20	2019-01-11	Common stock	266,667	Iliad Research and Trading, L.P.	Reg D	YES	Repayment of convertible note and interest, total: USD50,000, at a conversion price at USD0.1875
2018-06-06	2019-02-07	Common stock	4,582	Shum Chi Fai	Reg S	NO	Consultancy fee	UX/UI design, development and advice
2017-11-10	2019-02-07	Common stock	50,608	SCK Analytics Ltd	Reg S	NO	Consultancy fee	Information & technology advisory
2018-08-02	2019-02-07	Common stock	39,939	PR Asia Consultants Limited	Reg S	NO	Investor relations	Investor Relationship & public relations in HK & PRC
2018-02-15	2019-02-13	Common stock	41,667	Au Hau Yin	Reg S	NO	Consultancy fee	Advertising & Promotion
2018-04-17	2019-02-13	Common stock	15,172	Chi Hung Leung	Reg S	NO	Consultancy fee	Advertising & Promotion
2018-07-23	2019-02-13	Common stock	25,848	Chow Oi Wang Toby	Reg S	NO	Consultancy fee	Corporate governance and internal compliances
2018-06-18	2019-02-13	Common stock	36,950	Chow Wai Leung	Reg S	NO	Consultancy fee	Manage sharing film production and development
2018-04-16	2019-02-13	Common stock	38,897	Chu Ka Chun	Reg S	NO	Consultancy fee	Business development, operation set up and management
2018-04-30	2019-02-13	Common stock	6,000	Jansen Lau	Reg S	NO	Consultancy fee	Support and assistance in United Kingdom for the group
2018-02-05	2019-02-13	Common stock	44,250	Li Kwok Wai Jacqueline	Reg S	NO	Consultancy fee	Advertising and promotion strategy
2018-06-30	2019-02-13	Common stock	25,400	Xu Jun Chao	Reg S	NO	Consultancy fee	Financial analysis services
2018-04-04	2019-02-13	Common stock	45,413	Yip Tak Yin Parkson	Reg S	NO	Consultancy fee	Group Business Management
2017-12-06	2019-02-19	Common stock	11,407	Starboard One Limited	Reg S	NO	Consultancy fee	Management of AnyWorkspace
2018-01-19	2019-02-19	Common stock	11,656	Sky Summit (Hong Kong) Ltd	Reg S	NO	Consultancy fee	Management of 3D Discovery Co. Limited
2018-01-19	2019-02-19	Common stock	11,656	Dynasty Century (Asia) Ltd	Reg S	NO	Consultancy fee	Management of 3D Discovery Co. Limited
2018-01-19	2019-02-19	Common stock	11,656	Elite Tech Investment Limited	Reg S	NO	Consultancy fee	Management of 3D Discovery Co. Limited
2018-04-13	2019-02-19	Common stock	28,702	Starboard One Limited	Reg S	NO	Consultancy fee	Fund-raising initiatives, Due Diligence
2018-04-27	2019-02-19	Common stock	60,000	Perfect Passion Limited	Reg S	NO	Consultancy fee	Sub-group finance and management
2018-08-20	2019-02-25	Common stock	85,470	Hong Kong Baptist University	Reg S	NO	Donation
2019-01-21	2019-03-11	Common stock	690,000	Sze Man Cheung	Reg S	NO	Cash - Aggregate offering price: USD200,100, at a purchase price equal to US$0.29 per share
2018-09-06	2019-03-11	Common stock	330,650	CoAssets International PTE Ltd	Reg S	NO	Provision of IT service	Blockchain platform development services
2018-07-16	2019-03-14	Common stock	43,605	Sang Hyuk, Lee	Reg S	NO	Consultancy fee	Group development in South Korea region
2017-12-15	2019-03-14	Common stock	17,890	Ng Sun Leung Samual	Reg S	NO	Consultancy fee	Group IT strategy and development
None	2019-05-07	Common stock	200,000	Yan, Hua	Reg S	NO	Employee Bonus	Staff Bonus
		Total no. of shares issued from Nov 13, 2018 to Date	2,144,085